2007 PRESS RELEASES

Workstream Appoints Deepak Gupta to CEO
Michael Mullarkey to act as Executive Chairman of the Board

MAITLAND, Fla.--(BUSINESS WIRE)--Workstream Inc.(TM) (NASDAQ: WSTM - News), a leading provider of On-Demand Human Capital Management Solutions, today announced the promotion of Deepak Gupta to Chief Executive Officer and Michael Mullarkey to act as Executive Chairman of the Board. Mr. Gupta will report to the board of directors.

"Our goal was to find the absolute best leader and partner to further accelerate Workstream's organic growth," said Michael Mullarkey. "Deepak and I share a similar vision, leadership style, and growth expectations for the business which include exceeding our customers' expectations, attracting and retaining the industry's best talent, and focusing on operational excellence," said Mullarkey. "Deepak was an early pioneer in delivering applications using the Software as a Service model and has been involved in the hosted software solutions since 1998. After closely working with him for the last two and a half months, I am extremely confident in his ability to lead this company to the next level of growth and beyond," stated Mullarkey.

Before joining Workstream, Mr. Gupta was the Senior Vice President, General Manager and founder of the PeopleSoft's On Demand business and reported directly to Craig Conway, President and CEO of PeopleSoft. Under Gupta's leadership, this business grew from inception to the fourth largest hosting provider in North America within 24 months. Mr. Gupta was responsible for all aspects of this business including sales, marketing, business development, operations and customer support, and finance. Before PeopleSoft, Mr. Gupta was the Chief Architect of Oracle's Hosting business as well as the Global Leader for Oracle Services' Middleware line of business.

"I am proud to have served as President and CEO and to have been part of Workstream's leadership team since 2001," said Michael Mullarkey, Chairman and CEO, Workstream. "During this time, we have achieved many major milestones in our history including firmly placing Workstream in the top tier of companies in the On Demand Talent Management industry." Mr. Mullarkey continued, "I also look forward to working with Deepak in further strengthening Workstream's leadership position, as he assumes his new responsibilities as President and CEO. As executive Chairman of the Board, I will focus on strategic initiatives to return the greatest possible value to our shareholders."

"Under Michael's leadership, Workstream has positioned itself as an emerging leader in the On-Demand Workforce Management Software industry with over 400 Fortune-class customers," said Mr. Gupta. "Michael and the employees at Workstream have built an excellent foundation including best-in-class and highly scalable products, a world-class infrastructure, highly satisfied customers, talented people, and an innovation driven culture," said Gupta. "I am very excited to leverage this foundation and to lead this company to the next level of revenue growth and profitability."

About Workstream

Workstream provides On-Demand Enterprise Workforce Management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Employee Development, Knowledge Management and Transition. Access to the Workstream TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services over 400 customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

Contact:

Workstream, Inc.
Ginger Simpson, 1-866-953-8800 ext. 794

ginger.simpson@Workstreaminc.com